AMENDMENT NO. 1 TO THE AGREEMENT AND
                            PLAN OF SHARE ACQUISITION

      THIS AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF SHARE ACQUISITION, dated as of January 19, 2001 ("Amendment No. 1"), is between Fiduciary Trust Company International, a bank organized under the New York State Banking Law (the "Company"), and Franklin Resources, Inc., a Delaware corporation ("Parent"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

      WHEREAS, Parent and the Company are parties to that certain Agreement and Plan of Share Acquisition, dated as of October 25, 2000 (the "Agreement"); and

      WHEREAS, Parent and the Company desire to amend certain provisions of the Agreement as set forth in this Amendment No. 1 in accordance with Section 8.6 of the Agreement.

      NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. AMENDMENT TO RECITALS. The seventh recital of the Agreement hereby is deleted in its entirety.

     2. AMENDMENT TO SECTION 2.14. Section 2.14 of the Agreement hereby is amended in its entirety to read as follows:

          "SECTION 2.14 AFFILIATES. Notwithstanding anything to the contrary herein, no shares of Parent Common Stock or cash shall be delivered pursuant to the Share Exchange to a person who may be deemed an "affiliate" of the Company in accordance with Section 6.14 hereof for purposes of Rule 145 under the Securities Act of 1933, as amended (the "SECURITIES ACT") and applicable Securities and Exchange Commission ("SEC") rules and regulations until such person has executed and delivered to Parent the written agreement contemplated by Section
          6.14.  The Company  believes that the  individuals  listed on Schedule
          2.14 of the Company Disclosure Schedule (as hereinafter defined) are the "affiliates" of the Company as of the date of this Agreement for the purposes of the transactions contemplated hereby and the Parent agrees that, absent a material change in circumstances, such individuals are the only persons who will be required to execute and deliver the written agreements contemplated by Section 6.14."

     3. AMENDMENT TO SECTION 3.27. Section 3.27 of the Agreement hereby is deleted in its entirety without any redesignation of section numbers, and such section of the Agreement is deemed to be intentionally omitted.
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     4.   AMENDMENT  TO SECTION  5.1(o).  Subsection  (o) of Section  5.1 of the
          Agreement hereby is deleted in its entirety without any redesignation of subsection letters, and such subsection of Section 5.1 is deemed to be intentionally omitted.

     5. AMENDMENT TO SECTION 5.2(f). Subsection (f) of Section 5.2 of the Agreement hereby is deleted in its entirety without any redesignation of subsection letters, and such subsection of Section 5.2 is deemed to be intentionally omitted.

     6. AMENDMENT TO SECTION 6.12. Section 6.12 of the Agreement hereby is deleted in its entirety without any redesignation of section numbers, and such section of the Agreement is deemed to be intentionally omitted.

     7. AMENDMENT TO SECTION 6.14. Section 6.14 of the Agreement hereby is amended in its entirety to read as follows:

          "SECTION  6.14  AFFILIATE  LETTERS.  Pursuant to Section  2.14 hereof,
          Section 6.14 of the Company Disclosure Schedule sets forth a list of all individuals who are, and all individuals who to the Company's knowledge will be at the Closing Date, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company will cause such list to be updated promptly through the Closing Date. Not later than 30 days prior to the Effective Time, the Company shall cause its "affiliates" to deliver to Parent a written agreement substantially in the form attached as Exhibit B."

     8. AMENDMENT TO SECTION 7.2(d). Subsection (d) of Section 7.2 of the Agreement hereby is deleted in its entirety without any redesignation of subsection letters, and such subsection of Section 7.2 is deemed to be intentionally omitted.

     9. AMENDMENT TO EXHIBIT B TO THE AGREEMENT. Exhibit B to the Agreement hereby is amended as follows:

          (a)  Paragraph (b) hereby is deleted in its entirety.

          (b)  Paragraph (c) hereby is deleted in its entirety.

          (c) The final paragraph hereby is amended in its entirety to read as follows:

          "I hereby acknowledge that I understand the requirements of this letter and the limitations imposed upon the transfer, sale or other disposition of the Parent Shares to be received by me in the Share Exchange."

     10. AMENDMENT TO EXHIBIT C TO THE AGREEMENT. Exhibit C to the Agreement hereby is deleted in its entirety.

     11.  AMENDMENT TO THE PARENT DISCLOSURE SCHEDULE TO THE AGREEMENT.  Section
          6.14 of the Parent Disclosure Schedule hereby is deleted in its entirety.

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     12.  AMENDMENT TO THE COMPANY  DISCLOSURE  SCHEDULE TO THE  AGREEMENT.  The
          Company Disclosure Schedule hereby is amended as follows:

          (a) The heading of Section 2.14 of the Company Disclosure Schedule hereby is amended in its entirety to read as follows:

                  "Affiliates for Purposes of Rule 145"

          (b) The heading of Section 6.14 of the Company Disclosure Schedule hereby is amended in its entirety to read as follows:

                  "Affiliates for Purposes of Rule 145"

          (c) Section 3.27 of the Company Disclosure Schedule hereby is deleted in its entirety.

     13. Each party represents as to itself that it has duly and validly executed and delivered this Amendment No. 1 and that, assuming this Amendment No. 1 has been duly and validly executed and delivered by the other party hereto, this Amendment No. 1 constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     14. Except as modified herein, each of the parties hereto acknowledges and agrees that it continues to be bound by each of the terms and provisions of the Agreement, which terms and provisions, as amended hereby, shall continue in full force and effect.

     15. The parties agree to use their commercially reasonable efforts to prepare and have executed as promptly as practicable after the date hereof any necessary amendments to any agreement, document or instrument executed and delivered in connection with the execution and delivery of the Agreement to effect or reflect the provisions of this Amendment No. 1.

     16. This Amendment No. 1 may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that both parties need not sign the same counterpart.

     17. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York.


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      IN WITNESS WHEREOF, each of the parties has caused this Amendment No. 1 to be duly executed on its behalf as of the day and year first above written.

                                    FRANKLIN RESOURCES, INC.



                                    By: /s/ Martin L. Flanagan
                                        ----------------------------
                                        Name: Martin L. Flanagan
                                        Title: President, Member - Office of
                                               the President

                                    FIDUCIARY TRUST COMPANY INTERNATIONAL



                                    By: /s/ Anne M. Tatlock
                                        ----------------------------
                                        Name: Anne M. Tatlock
                                        Title: Chairman